                       LIFETIME ACHIEVEMENT FUND, INC.


























                                Financial Statement

                                  April 6, 2000

                    (With Independent Auditors' Report Thereon)

                              DOLLECK & FREDERES P.C.
     VERNON E. DOLLECK     CERTIFIED PUBLIC ACCOUNTANTS    10730 PACIFIC STREET
    LOWELL L. FREDERES                                         SUITE 242
CERTIFIED PUBLIC ACCOUNTANTS                              OMAHA, NEBRASKA 68114
                                                           PHONE (402)391-7030
                                                            FAX (402)391-2037
                                                      E-mail: taxpros@radiks.net


             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Trustees and Shareholders of Lifetime Achievement Fund, Inc.

We have audited the accompanying statement of assets and liabilities of Lifetime Achievement Fund, Inc., as of April 6, 2000, and the related statement of operation and changes in net assets for the period September 2, 1999 to April 6, 2000. These financial statements are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principals used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of Lifetime Achievement Fund, Inc., as of April 6, 2000, the results of its operations for the period September 2, 1999 to April 6, 2000, and the changes in its net assets for the period September 2, 1999 to April 6, 2000, in conformity with generally accepted accounting, principals.

/s/ Dolleck & Frederes, P.C.

DOLLECK & FREDERES P.C.
Certified Public Accountants
April 24, 2000



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                        LIFETIME ACHIEVEMENT FUND, INC.

                      Statement of Assets and Liabilities

                                 April 6, 2000


Assets:

         Cash                                                  $ 121,804
         Prepaid offering costs                                   45,000
                                                               ---------

                   Total assets                                  166,804
                                                               ---------


Liabilities:

         Due to affiliate                                         50,000
                                                                  ------

                   Total liabilities                              50,000
                                                                  ------


Equity:

Net assets applicable to capital stock                          $116,804
                                                                ========

Class A                                                         $116,804
                                                                ========

Capital stock, $0.001 par value per share

Authorized                                          1,000,000,000 shares

Outstanding                                               100,000 shares

Net asset value                                                       $1.17

Maximum offering price per share                                      $1.20
($10.00/x 100/97.5)




             The accompanying notes are an integral part of these
                             financial statements

                        LIFETIME ACHIEVEMENT FUND, INC.

                            Statement of Operations

                For the Period September 2, 1999 to April 6, 2000


Investment Income:

Interest                                                       $ 1,804
                                                               -------

          Total investment income                                1,804
                                                               -------


Expenses:

Organizational cost                                            $ 5,000
                                                               -------

          Total expenses                                         5,000
                                                               -------

Net decrease in net assets
   resulting from operations                                   $(3,196)
                                                              ========





             The accompanying notes are an integral part of these
                             financial statements

                        LIFETIME ACHIEVEMENT FUND, INC.

                      Statement of Changes in Net Assets

               For the Period September 2, 1999 to April 6, 2000


Operations:

Net investment income (loss)                                  $  (3,196)
                                                              ---------

    Net decrease in net assets resulting
       from operations                                           (3,196)
                                                              ---------

Share transactions
Class A                                                         120,000
                                                              ---------

     Net increase                                               120,000
                                                              ---------

Net Assets:

Beginning of period                                                   0

End of period                                                 $ 116,804
                                                              =========

Net Assets Consist of:

Capital                                                         120,000

Undistributed net investment income (loss)                       (3,196)
                                                              ---------

                                                              $ 116,804
                                                              =========




             The accompanying notes are an integral part of these
                             financial statements

                        Lifetime Achievement Fund, Inc.
                  Notes to Statement of Assets and Liabilities
                                  April 6, 2000

Note 1.  Organization

Lifetime Achievement Fund, Inc. is a diversified, open-end mutual fund which seeks long-term capital appreciation and growth of investment income primarily by investing in shares of other open-end and closed-end mutual funds, and, secondarily, investing in listed securities.

The Fund was organized as a Maryland corporation on September 2, 1999, under the name Manarin Diversified Growth Fund, Inc. The Fund subsequently changed its corporate name to Lifetime Achievement Fund, Inc., by amending its articles of incorporation in Maryland. The Fund currently consists of one series of common stock. The Fund is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company.

The Fund is authorized to issue one billion shares of beneficial interest with a par value of $.001 per share (aggregate par value of $1,000,000). Shares of beneficial interest of the Fund, when issued, are fully paid, nonassessable, fully transferable, redeemable at the option of the shareholder and have equal dividend and liquidation rights and noncumulative voting rights.

The Fund will commence operations on or about June 16, 2000. As of the date of this report, operations have been limited to organizational matters and the issuance of initial shares to Roland R. Manarin. The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Lifetime Achievement Fund, Inc.
                  Notes to Statement of Assets and Liabilities
                                  April 6, 2000




Note 2:  Organization Costs

The Fund incurred organizational expense of $5,000 comprised of legal and audit services. This has been expensed.

Note 3:  Prepaid Offering Expenses

Offering costs, consisting of legal fees and blue sky fees, will be amortized over a one year period beginning on or about June 16, 2000, the date the fund is expected to commence operations.

Note 4:  Transaction with Affiliates

Manarin Investment Council, Inc., owned by Roland R. Manarin, has paid the organization costs, offering costs, and blue sky fees in the amount of $50,000. This will be reimbursed by The Fund.

Note 5:  Risks and Uncertainties

The Fund maintained cash balances in excess of the $100,000 insured by the Federal Deposit Insurance Corporation. The uninsured cash balance was $21,804 as of April 6, 2000.